As filed with the Securities and Exchange Commission on October 18, 2011

Registration No. 333-177265

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

To

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUSSER HOLDINGS CORPORATION

SUSSER HOLDINGS, L.L.C.

SUSSER FINANCE CORPORATION

(And the Guarantors Identified in the Table of Guarantor Registrants Below)

(Exact name of Registrant as specified in its charter)

Delaware	01-0864257
Delaware	54-2076181
Delaware	56-2546545
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4525 Ayers Street

Corpus Christi, Texas 78415

(361) 884-2463

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

E. V. Bonner, Jr.

Executive Vice President & General Counsel

Susser Holdings Corporation

4525 Ayers Street

Corpus Christi, Texas 78415

(361) 884-2463

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew D. Bloch, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common Stock of Susser Holdings Corporation, $0.01 par value(5)
Debt Securities of Susser Holdings Corporation(6)
Debt Securities of Susser Holdings L.L.C. and Susser Finance Corporation, as co-issuers(6)
Guarantees of Debt Securities(7)
Primary Offering Total			$200,000,000(2)(3)(4)	$11,160(4)
Secondary Offering:
Common Stock of Susser Holdings Corporation by the selling securityholders, $0.01 par value	6,604,882	$20.42(8)	$134,874,691(8)	$15,457
Total			$334,871,691	$26,617(9)

(1)	Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Such indeterminate principal amount, liquidation amount or number of each identified class of securities as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies. This total amount also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of splits, security dividends or similar transactions.
(2)	With respect to the primary offering the proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant(s) in connection with the issuance of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(4)	Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class.
(5)	Subject to note (1) above, an indeterminate number of shares of common stock of Susser Holdings Corporation as may be sold from time to time are being registered hereunder including shares of common stock as may be issued upon conversion, redemption or exchange for any debt securities of (i) Susser Holdings Corporation or (ii) Susser Holdings, L.L.C. and Susser Finance Corporation that provide for conversion or exchange into common stock of Susser Holdings Corporation. The aggregate amount of common stock registered under this registration statement is limited to that which is permissible under Rule 415(a)(4) promulgated under the Securities Act.
(6)	Subject to note (1) above, an indeterminate principal amount of debt securities (i) issued by Susser Holdings Corporation or (ii) co-issued by Susser Holdings, L.L.C. and Susser Finance Corporation as may be sold from time to time are being registered hereunder. If any such senior debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the dollar amount of any securities previously issued hereunder.
(7)	Guarantees of any debt securities co-issued by Susser Holdings, L.L.C. and Susser Finance Corporation will be provided by Susser Holdings Corporation. Guarantees of debt securities issued by Susser Holdings Corporation or Susser Holdings, L.L.C. and Susser Finance Corporation may be provided by one or more of the Registrants named in the table of subsidiary guarantor registrants below. Guarantees will be issued without additional consideration. Pursuant to Rule 457(n), no registration fee is required for the guarantees of debt securities being registered.
(8)	Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, or the Securities Act, the offering price and registration fee are computed based on the average of the high and low prices reported for our common stock traded on The NASDAQ Global Market on October 10, 2011.
(9)	The fee for the registration of securities hereunder has been previously paid.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and Registration Statement File No. 333-162851 (the “Prior Registration Statement”), which became effective on May 25, 2010, under which $200.0 million in aggregate principal amount of securities remain unsold. This Registration Statement is a new registration statement and also constitutes Post-Effective Amendment No. 1 to the Prior Registration Statement. Such Post-Effective Amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S Employer Identification No.
Applied Petroleum Technologies, Ltd.	Texas	74-2739958
APT Management Company, LLC	Texas	74-2980959
C&G Investments, LLC	Delaware	25-1912260
Corpus Christi Reimco, LLC	Texas	20-1151408
GoPetro Transport LLC	Texas	26-1583414
Quick Stuff of Texas, Inc.	Texas	84-1624005
SSP BevCo I LLC	Texas	56-2543079
SSP BevCo II LLC	Texas	56-2543080
SSP Beverage LLC	Texas	74-2743667
Stripes Acquisition LLC	Texas	26-1281022
Stripes Holdings LLC	Delaware	42-1686837
Stripes LLC	Texas	74-2737572
Stripes No. 1009 LLC	Texas	26-1160077
Susser Financial Services LLC	Texas	26-1159894
Susser Petroleum Company LLC	Texas	74-2908184
T&C Wholesale, Inc.	Texas	20-5544966
TCFS Holdings, Inc.	Texas	75-2825081
TND Beverage, LLC	Texas	76-0211920
Town & Country Food Stores, Inc.	Texas	75-1216750

*	Addresses, telephone numbers, agent for service and principal executive offices of the registrant guarantors are the same as those of Susser Holdings Corporation.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, October 18, 2011

PROSPECTUS

$200,000,000

Susser Holdings Corporation

Common Stock

Debt Securities

Guarantees of Debt Securities

Susser Holdings, L.L.C.

Susser Finance Corporation

Debt Securities

Guarantees of Debt Securities

6,604,882 Shares of Common Stock Offered by the Selling Securityholders

We may offer and sell from time to time, up to $200,000,000 in one or more series:

•	Susser Holdings Corporation common stock, par value $0.01 per share

•	Debt securities of Susser Holdings Corporation

•	Debt securities co-issued by Susser Holdings, L.L.C. and Susser Finance Corporation

In addition, selling securityholders named in this prospectus may offer and sell up to an aggregate of 6,604,882 shares of common stock, from time to time, on terms described in the applicable prospectus supplement.

Debt securities offered and sold under this prospectus will be issued by either by Susser Holdings, L.L.C. and Susser Finance Corporation, as co-issuers, or by Susser Holdings Corporation. Guarantees of debt securities may be provided by any of our subsidiaries. Debt securities issued by Susser Holdings, L.L.C. and Susser Finance Corporation, as co-issuers, will be guaranteed by Susser Holdings Corporation. Debt securities may consist of debentures, notes, or other types of debt and may be convertible, exercisable or exchangeable for Susser Holdings Corporation common stock. We will determine, when we sell securities, the amounts and types of securities we will sell and the prices and other terms on which we will sell them.

We and/or the selling securityholders may sell securities on a continuous or delayed basis, to or through underwriters, dealers or agents or directly to purchasers. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts. See “Plan of Distribution.”

Each time we or any selling securityholder offer to sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplements will contain more specific information about the offering and the securities being offered. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 2 of this prospectus and in the applicable prospectus supplement before investing in any securities.

Our common stock is listed on the Nasdaq Global Market under the symbol “SUSS.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2011

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total offering price of $200,000,000 and the selling securityholders named in this prospectus may sell up to 6,604,882 shares of common stock. This prospectus provides you with a general description of the securities we and/or selling securityholders may offer. Each time we or any selling securityholder offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with any information or represent anything about us or this offering that is not contained or incorporated by reference in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us. Neither we nor any selling securityholder is making an offer to sell the securities in any jurisdiction where an offer or sale is not permitted.

Under no circumstances should the delivery to you of this prospectus or any exchange or redemption made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

i

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, which we refer to as the Securities Act, that registers the issuance and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus. You can obtain a copy of the registration statement, at prescribed times, from the SEC at the address listed below.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov . General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.susser.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

ii

PROSPECTUS SUMMARY

The following summary does not contain all of the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully review the detailed information and financial statements, including the notes thereto, appearing elsewhere in, or incorporated by reference into, this prospectus and any prospectus supplement. As used in this prospectus, unless the context requires otherwise, all references to “Susser,” “we,” “us,” and “our,” refer to Susser Holdings Corporation, our predecessors and our consolidated subsidiaries, including Susser Holdings L.L.C. and Susser Finance Corporation. We use a 52 or 53 week fiscal year, which ends on the Sunday closest to December 31. For example, references to “fiscal 2010” are to the 52 weeks ending January 2, 2011 and references to “fiscal 2009” are to the 53 weeks ending January 3, 2010.

Our Company

We are the largest non-refining operator of convenience stores in Texas based on store count and we believe we are the largest non-refining motor fuel distributor by gallons in Texas. Our operations include retail convenience stores and wholesale motor fuel distribution. We believe our unique retail/wholesale business model, scale, market position and foodservice and merchandising offerings, combined with our highly productive new store model, create a significant competitive advantage and position us for continued growth in sales and profitability.

Our retail segment operates approximately 535 convenience stores in Texas, New Mexico and Oklahoma under the Stripes® convenience store brand. Our convenience stores offer a varied selection of food, beverage, snacks, grocery and non-food items intended to appeal to the convenience needs of our customers. We also offer fresh food under our proprietary in-store restaurant brand, Laredo Taco Company®, which generates higher margins than most other products and drive the sale of high margin complementary items, such as hot and cold beverages and snacks. This proprietary restaurant operation features in-store kitchens preparing breakfast, lunch and dinner offerings targeted to the local population in the markets we serve. Additionally, we own and operate ATM and proprietary money order systems in most of our stores and also provide other services such as lottery, prepaid telephone cards and wireless services and car washes.

As a wholesale distributor of motor fuel, we purchase branded and unbranded motor fuel from refiners and distribute it to our retail convenience stores, contracted independent operators of convenience stores and to other end users. We believe we are among the largest distributors of Valero and Chevron branded motor fuel in the United States and we also distribute CITGO, Conoco, Phillips 66, Shamrock, ExxonMobil, Shell and Texaco branded motor fuels. We receive a fixed fee per gallon on approximately 80% of our third-party wholesale gallons sold, which reduces the overall variability of our financial results. We believe our wholesale business complements our retail business by enabling us to leverage combined motor fuel purchases on more attractive terms.

Corporate Information

Susser Holdings, L.L.C. was formed in Delaware in December 1997. Susser Finance Corporation, a Delaware corporation, was incorporated in December 2005. Susser Holdings Corporation, a Delaware corporation, was incorporated in May 2006. Our principal executive offices are located at 4525 Ayers Street, Corpus Christi, Texas 78415, and our telephone number is (361) 884-2463. Our website address is www.susser.com. Other than as described in “Where You Can Find More Information” above, the information on, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement.

RISK FACTORS

An investment in our securities involves risks. Before you make a decision to buy our securities, you should read and carefully consider the risks and uncertainties and the risk factors set forth in our Annual Report on Form 10-K for the year ended January 2, 2011, as amended and our Quarterly Reports on Form 10-Q for the quarters ended April 3, 2011 and July 3, 2011 which are incorporated by reference in this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain historical information, as well as forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. These forward-looking statements generally can be identified by use of phrases such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “forecast” or other similar words or phrases. Descriptions of our objectives, goals, targets, plans, strategies, costs, anticipated capital expenditures, expected cost savings and benefits are also forward-looking statements. These forward-looking statements are based on our current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements, including:

•	Competitive pressures from convenience stores, gasoline stations, other non-traditional retailers located in our markets and other wholesale fuel distributors;

•	Volatility in crude oil and wholesale petroleum costs;

•	Wholesale cost increases of tobacco products or future legislation or campaigns to discourage smoking;

•	Intense competition and fragmentation in the wholesale motor fuel distribution industry;

•	The operation of our stores in close proximity to stores of our dealers;

•	Seasonal trends in the industries in which we operate;

•	Unfavorable weather conditions;

•	Cross-border risks associated with the concentration of our stores in markets bordering Mexico;

•	Inability to identify, acquire and integrate new stores;

•	Our ability to comply with federal and state regulations including those related to environmental matters and the sale of alcohol and cigarettes and employment laws and health benefits;

•	Dangers inherent in storing and transporting motor fuel;

•	Pending or future consumer or other litigation;

•	Litigation or adverse publicity concerning food quality, food safety or other health concerns related to our restaurant facilities;

•	Dependence on two principal suppliers for merchandise;

•	Dependence on two principal suppliers for motor fuel;

•	Dependence on suppliers for credit terms;

•	Dependence on senior management and the ability to attract qualified employees;

•	Acts of war and terrorism;

•	Risks relating to our substantial indebtedness;

•	Dependence on cash flow generation from our subsidiaries;

•	Risks relating to our restrictive covenants in our debt instruments;

•	Dependence on our information technology systems;

•	Changes in accounting standards, policies or estimates;

•	Impairment of goodwill or indefinite lived assets; and

•	Other unforeseen factors.

The list of factors that could affect future performance and the accuracy of forward-looking statements is illustrative, but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in this report are based on, and include, our estimates as of the date hereof. We anticipate that subsequent events and market developments will cause our estimates to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available in the future.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, capital expenditures, investments, and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock covered by this prospectus that are sold by selling securityholders.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges on a consolidated basis for the periods shown. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

Fiscal Year Ended
December 31, 2006	December 30, 2007	December 28, 2008	January 3, 2010	January 2, 2011	Six Months Ended July 3, 2011
—	1.37x	1.53x	1.07x	1.07x	2.36x

The ratio of earnings to fixed charges is computed by dividing fixed charges of Susser Holdings Corporation and its consolidated subsidiaries into earnings before income taxes, adjusting for minority interest in consolidated subsidiary, discontinued operations and cumulative effect of changes in accounting plus fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges include interest expense, which includes amortization of debt offering costs and capitalized interest. Earnings for the year ended December 31, 2006 were inadequate to cover fixed charges by a deficiency of $4.4 million.

DESCRIPTION OF CAPITAL STOCK

General

The following summarizes the material provisions of our capital stock and important provisions of our certificate of incorporation and bylaws. This summary is qualified in its entirety by our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law.

Common Stock

Susser Holdings Corporation’s authorized common stock consists of 125,000,000 shares, $0.01 par value per share. Each share of common stock entitles the holder to one vote on all matters presented to the stockholders for a vote. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election. The holders of common stock are entitled to receive dividends as may be declared by the board of directors. Subject to any prior rights of outstanding preferred stock, the common stock is entitled to receive pro rata all of the assets of Susser Holdings Corporation available for distribution to its stockholders. There are no redemption or sinking fund provisions applicable to the common stock, and there are no preemptive rights associated with our common stock. All of the outstanding shares of our common stock are fully paid and not liable for further call or assessment.

Preferred Stock

Susser Holdings Corporation’s authorized preferred stock consists of 25,000,000 shares, $0.01 par value per share. Our board of directors is authorized under our certificate of incorporation to create and issue, from time to time in one or more classes or series, shares of preferred stock with such designations, powers, preferences, rights and restrictions, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices and liquidation preferences, which may be superior to those of the common stock, without further vote or action by the stockholders. We have no present plans to issue any shares of preferred stock.

Description of Certain Provisions in Our Certificate of Incorporation and Bylaws

Amendment of the Certificate of Incorporation. Under Delaware law, the power to adopt, amend or repeal the certificate of incorporation is conferred upon the stockholders. Our charter may be amended by an affirmative vote of a majority of the directors then in office and a majority of stockholders of all outstanding shares of our capital stock entitled to vote; however, amendments to certain provisions described below require an affirmative vote of not less than 66 2/3 % in voting power of all outstanding shares of our capital stock entitled to vote generally, voting together as a single class.

Amendment of the Bylaws. Under Delaware law, the power to adopt, amend or repeal the bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. In addition to our stockholders, our charter and bylaws grant our board the power to adopt, alter, amend and repeal our bylaws on the affirmative vote of a majority of the directors then in office.

Limitation of Liability of Officers and Directors. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability as follows:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws;

•	for unlawful payment of a dividend or unlawful stock purchase or stock redemption; and

•	for any transaction from which the director derived an improper personal benefit.

The effect of these provisions is to eliminate our rights and the rights of our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above. Amendments to these provisions in our certificate of incorporation require an affirmative vote of not less than 66  2/3 % in voting power of all outstanding shares of our capital stock entitled to vote generally, voting together as a single class.

Anti-takeover provisions. Our certificate of incorporation, our bylaws and Delaware law could prohibit a change of control that our stockholders may favor and could negatively affect our stock price. Our certificate of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt without further stockholder approval;

•	classify the board of directors into staggered three-year terms, which may lengthen the time required to gain control of our board of directors;

•	prohibit cumulative voting in the election of directors, which would otherwise allow holders of less than a majority of stock to elect some directors;

•	limit who may call special meetings;

•

establish advance notice requirements that require any stockholder that wants to propose any matter that can be acted upon by stockholders at a stockholders’ meeting, including the nomination of candidates for election to the board of directors; and

•

require super-majority (66 2/3%) voting to effect amendments to the board classification, board size and prohibition on cumulative voting provisions in our certificate of incorporation or bylaws described above.

Business Combination under Delaware Law. We are subject to Delaware’s anti-takeover law, which is Section 203 of the Delaware General Corporation Law. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation may not engage in some business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. The law does not include interested stockholders prior to the time our common stock is listed for quotation on the NASDAQ Global Market. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by the anti-takeover law. This election would be effective 12 months after the adoption of the amendment and would not apply to any business combination between us and any person who became an interested stockholder on or prior to the adoption of the amendment.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “SUSS.”

Registrar and Transfer Agent.

The registrar and transfer agent for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The following summary describes the general terms that apply to the debt securities that may be issued under this prospectus. As used in this summary, references to “Susser” refer only to Susser Holdings Corporation and not to any of its subsidiaries and references to the “co-issuers” refer only to, collectively, Susser Holdings, L.L.C. and Susser Finance Corporation and not to any of their respective subsidiaries. The term “issuer” means either Susser or the co-issuers, depending on which registrant is offering the debt securities and the term “issuers” is a collective reference to Susser and the co-issuers.

The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities. The debt securities will either be senior debt securities or subordinated debt securities as indicated in the applicable prospectus supplement. The issuers may issue debt securities in one or more series. The debt securities of any series issued by Susser may have the benefit of guarantees by one or more of its subsidiaries. The debt securities of any series issued by the co-issuers will be unconditionally guaranteed by Susser and may also have the benefit of guarantees by one or more of Susser’s subsidiaries. We refer to Susser in its capacity as providing a guarantee to the co-issuers or any of Susser’s subsidiaries that provide a guarantee, as a “guarantor.” If a guarantor issues a guarantee, that guarantee will be the general and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligation of that guarantor. If so indicated in the applicable prospectus supplement, the issuers may issue debt securities that are secured by specified collateral or that have the benefit of one or more guarantees that are secured by specified collateral.

Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the indenture; the term “secured debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are secured by collateral; the term “unsecured debt securities” means any debt securities that are not secured debt securities; the term “subordinated debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, will be subordinate and junior in right of payment to any unsubordinated indebtedness; the term “senior debt securities” means any debt securities that are not subordinated debt securities; and the term “debt securities” includes unsecured debt securities, secured debt securities, senior debt securities and subordinated debt securities.

Any debt securities issued by Susser will be issued under a “Susser indenture” which will be entered into by Susser and a trustee. Any debt securities issued by the co-issuers will be issued under a “co-issuer indenture” which will be entered into by the co-issuers, Susser in its capacity as guarantor and a trustee. Together the Susser indenture and the co-issuer indenture are referred to collectively herein as the “indentures.” The trustee shall be named in the applicable prospectus supplement. Prior to the initial issuance of a series of guaranteed debt securities that are to be guaranteed by a subsidiary that is not a party to the applicable indenture, the parties to that indenture and such subsidiary will enter into a supplemental indenture whereby such subsidiary will become a guarantor under the applicable indenture. Unless otherwise expressly stated in the applicable prospectus supplement, the issuers may issue both secured and unsecured debt securities and both senior and subordinated debt securities under the same indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. A form of the indentures has been filed as an exhibit to the registration statement of which this prospectus is part. The terms of any series of debt securities and, if applicable, any guarantees of the debt securities of such series will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act of 1939.”

You should read the particular terms of the debt securities, which will be described in more detail in the prospectus supplement. You should also review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of indenture, the form of any supplemental indenture or the form of certificate for any debt securities, see “Where you can find more information” in this prospectus.

The following summary of the debt securities is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by reference to the indenture, any supplemental indenture and the form of certificates evidencing the debt securities.

General

The indentures provide that the debt securities may be issued without limitation as to aggregate principal amount, in one or more series with the same or various maturities, at par, at a premium, or at a discount, in each case as established from time to time in or under the authority granted by a resolution of the applicable Board of Directors or as established in one or more supplemental indentures. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement will set forth, to the extent required, the specific terms of the debt securities in respect of which the prospectus supplement is delivered, including, where applicable:

•	the title and specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities;

•	the terms of subordination, if applicable;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	whether the debt securities are convertible or exchangeable, and if so, the terms of such conversion or exchange;

•	the date or dates on which the applicable issuer must pay principal of and premium, if any, on debt securities of the series, or the method or methods, if any, to be used to determine those dates;

•	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which interest must be paid and the record date for determining who is entitled to any interest payment;

•	the place or places where the debt securities must be paid and where any debt securities issued in registered form may be sent for transfer or exchange;

•	the terms and conditions on which the applicable issuer may, or may be required to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	the denominations in which the debt securities of such series will be issued;

•	the amount paid if the maturity of the debt securities is accelerated, if other than the principal amount of such debt securities;

•	whether the debt securities will be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	events of default or covenants (including relating to merger, consolidations and sales of assets) that apply to the debt securities;

•	whether the debt securities will be defeasible;

•

if the debt securities of the series or, if applicable, any guarantees of those debt securities will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements; and

•

any other terms of the debt securities and any other deletions from or modifications or additions to the indenture in respect of the debt securities, including those relating to the subordination of any debt securities.

Debt securities may be issued as discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. If discount debt securities are issued, the applicable prospectus supplement will describe material U.S. federal income tax considerations and other material special considerations which apply to such debt securities.

Debt securities may be denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If they are, the applicable prospectus supplement will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units.

Exchange and/or Conversion Rights

An issuer may issue debt securities which can be converted into or exchanged for shares of Susser Holdings Corporation common stock. If they do, the applicable prospectus supplement will describe the terms of exchange or conversion relating to these debt securities.

Form of Security

Debt securities may be issued in the form of either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

The prospectus supplement applicable to a particular offering will specify whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having the applicable issuer or the trustee issue a new certificate to the new holder.

Global Securities

If the debt securities are issued in the form of one or more global securities, then the global securities will be registered in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of the issuers, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of , or a highly leveraged transaction. If the applicable issuer or guarantor offers any covenants or provisions of this type with respect to any debt securities covered by this prospectus, they will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict the applicable issuer’s or guarantor’s business or operations, the pledging of assets or the incurrence of indebtedness. The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

The form of indenture contemplates that, if debt securities are issued pursuant to the indenture, the applicable issuer would agree that they would not, directly or indirectly: (1) consolidate or merge with or into another person (whether or not the issuer is the surviving person); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the issuer, in one or more related transactions, to another person, unless:

•

either: (x) the applicable issuer is the surviving person; or (y) the person formed by or surviving any such consolidation or merger (if other than the applicable issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

•

(2) the person formed by or surviving any such consolidation or merger (if other than the issuer) or the person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the issuer under all the debt securities and the indenture pursuant to a supplemental indenture and any other applicable agreement reasonably satisfactory to the trustee; and

•	(3) immediately after such transaction, no default or event of default exists.

Upon any such consolidation, merger or transfer in which the applicable issuer is not the continuing entity, the successor person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the applicable issuer and the issuer would be discharged from all obligations and covenants under the indenture and the debt securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to each series of debt securities:

•	default for 30 days in the payment when due of interest on any debt security of any such series;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on any debt security of such series; and

•	certain events of bankruptcy, insolvency and reorganization of the applicable issuer.

The indenture provides that if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, all outstanding debt securities of such series will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare all the debt securities of such series to be due and payable immediately.

Holders of not less than a majority in aggregate principal amount of the outstanding debt securities of such series by notice to the trustee may on behalf of the holders of all of the debt securities of such series waive an existing default or event of default and its consequences under the indenture, except a continuing default or event of default in the payment of the principal of, or premium, if any, or interest on, the debt securities of such series (including in connection with an offer to purchase); provided, however, that the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind an acceleration and its consequences, including any related payment default that resulted in such acceleration.

In addition, if the acceleration occurs at any time when the applicable issuer has outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

A holder of debt securities of a series may pursue any remedy under the indenture, except to enforce the right to receive payment of principal, premium, if any, interest, if any, and additional amounts, if any, when due, only if:

•	the holder has previously given the trustee notice that an event of default is continuing;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have requested the trustee to pursue the remedy;

•	the holder offers to the trustee security reasonably satisfactory to the trustee or indemnity against any loss, liability or expense;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•

holders of a majority in aggregate principal amount of the then outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

The applicable issuer will periodically deliver certificates to the trustee regarding its compliance with its obligations under the indenture.

Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities of a series when:

(i)	either:

(a)	all the debt securities of that series, theretofore authenticated and delivered (other than (A) debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid, and (B) debt securities of such series, for whose payment money has theretofore been deposited in trust or segregated and held in trust by the issuer and thereafter repaid to the issuer or discharged from such trust) have been delivered to the Trustee canceled or for cancellation; or

(b)	all such debt securities of that series, not theretofore delivered to the trustee canceled or for cancellation (A) have become due and payable, or (B) will, in accordance with their stated maturity, become due and payable within one year, or (C) have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the issuer, and the issuer has irrevocably deposited or caused to be deposited with the trustee, as trust funds in trust for the purpose, an amount in money sufficient to pay and discharge the entire indebtedness on the debt securities of such series with respect to principal, premium, if any, and interest, if any, to the date of such deposit (in the case of debt securities of such series which have become due and payable), or to the stated maturity or redemption date, as the case may be;

(ii)	the issuer has paid or caused to be paid all other sums payable under the indenture by the issuer with respect to the debt securities of such series; and

(iii)	the issuer has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent in the indenture provided for relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with.

Regarding the Trustee

The trustee with respect to any series of debt securities will be identified in the prospectus supplement relating to the applicable debt securities. If the trustee becomes one of the applicable issuer’s creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the applicable issuer. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of debt securities only after those holders have offered the trustee indemnity satisfactory to it.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

The debt securities of any series issued by Susser Holdings L.L.C. and Susser Finance Corporation will be guaranteed by Susser Holdings Corporation. Debt securities of any series issued by Susser Holdings Corporation or Susser Holdings, L.L.C. and Susser Finance Corporation may be guaranteed by one or more of our subsidiaries. However, the indenture will not require that any of our subsidiaries be a guarantor of any series of debt securities. As a result, the guarantors of any series of debt securities may differ from the guarantors of any other series of debt securities. If we issue a series of debt securities guaranteed by our subsidiaries, the identity of the specific subsidiary guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

Susser Holdings Corporation, Susser Holdings, L.L.C. and Susser Finance Corporation are each holding companies with no independent assets or operations. Any guarantees issued in respect of debt securities will be full and unconditional and joint and several. Any subsidiaries of Susser Holdings, L.L.C. and Susser Finance Corporation other than those named in the registration statement of which the prospectus forms a part are minor.

If we issue a series of debt securities, we will describe the particular terms of any guarantees of such series in a prospectus supplement relating to that series, which we will file with the SEC.

SELLING SECURITYHOLDERS

We are registering 6,604,882 shares of common stock to permit Wellspring Capital Partners III, L.P. or WCP III, and Stripes Holdings, L.P. or Stripes LP, which we otherwise collectively refer to as the selling securityholders, and their permitted assigns who or that receive their shares after the date of this prospectus, to resell the shares in the manner contemplated under “Plan of Distribution.”

The following table sets forth the number of shares of common stock owned by the selling securityholders prior to this offering, the number of shares of common stock to be offered for sale by the selling securityholders in this offering, the number of shares of common stock to be owned by the selling securityholders after completion of the offering and the percentage of common stock to be owned by the selling securityholders after completion of the offering. We have prepared the table based on information given to us by, or on behalf of, the selling securityholders on or before October 10, 2011. Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in prospectus supplements or amendments to this prospectus if any and when necessary. The registration of these shares does not necessarily mean that the selling securityholders will sell all or any of the shares.

Selling Securityholders	Number of Shares of Common Stock Beneficially Owned Prior to the Offering(2)	Number of Shares of Common Stock to be Offered(2)(3)	Shares of Common Stock Beneficially Owned After the Offering	Percentage of Outstanding Shares of Common Stock After the Offering
Wellspring Capital Partners III, L.P.(1)	3,124,816	3,124,816	0	*	%
Stripes Holdings, L.P.(1)	3,480,066	3,480,066	0	*	%

*	Less than 1%.
(1)	The address of each such person and/or entity is c/o Wellspring Capital Management LLC, Lever House, 390 Park Avenue, New York, NY 10022.

WCM GenPar III, L.P. (“WCM GenPar”) is the general partner of both WCP III and Stripes LP. WCM GenPar III GP, LLC (“Ultimate GP”) is the general partner of WCM GenPar. The following natural persons are members of Ultimate GP, and, as such, have indirect investment or voting power over the Common Stock held by WCP III and Stripes LP: Greg S. Feldman, William F. Dawson, Jr., Carl M. Stanton and David C. Mariano.

(2)	The beneficial ownership of our common stock by the selling securityholders set forth in the table is determined as of October 10, 2011 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
(3)	We do not know when or in what amounts the selling securityholders will offer shares for sale, if at all. The selling securityholders may sell any or all of the shares covered by this prospectus. Because the selling securityholders may offer all or some of the shares from time to time pursuant to this prospectus, we cannot estimate the number of shares that will be held by the selling securityholders after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering, none of the shares covered by this prospectus will be held by the selling securityholders.

Material Relationships with Selling Securityholders

WCP III and Stripes LP and their affiliates are some of our significant stockholders. William F. Dawson, Jr., one of our directors, is managing director of Wellspring Capital Management LLC, an affiliate of WCP III and Stripes LP.

PLAN OF DISTRIBUTION

General

We may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	to investors directly in negotiated transactions or in competitively bid transactions.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the offering price of the securities and the proceeds to us;

•	any options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to such agent. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, dealers and underwriters may be entitled to indemnification by us or selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or the selling securityholders in the ordinary course of business.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, such third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Any underwriter may engage in any option to purchase additional securities, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. The option to purchase additional securities involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional securities option to purchase additional shares in the offering described above. The underwriters may close out any covered short position either by exercising their option to purchase additional securities or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the option to purchase additional securities. Naked short sales are short sales in excess of the option to purchase additional securities. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Similar to other purchase transactions, an underwriter’s purchase to cover syndicate short sales or to stabilize the market price of the securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

We may, from time to time, offer the securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and which may directly affect the price or other terms at which such securities are sold.

The final offering price at which our securities would be sold and the allocation of securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement. If an offering is made using such bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

In compliance with the guidelines of the Financial Industry Regulatory Authority, which we refer to as FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under NASD Rule 2720, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with NASD Rule 2720.

We and the underwriters make no representation or prediction as to the effect that the types of transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Sales by Selling Securityholders

Selling securityholders named in this prospectus may use this prospectus in connection with resales of up to 6,604,882 shares of our common stock. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K, as amended, for the year ended January 2, 2011 and the effectiveness of our internal control over financial reporting as of January 2, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents.

•	Our Annual Report on Form 10-K for the year ended January 2, 2011, filed on March 18, 2011, as amended by Form 10-K/A filed on June 16, 2011;

•	Our Quarterly Reports on Form 10-Q for the quarter ended April 3, 2011 filed on May 13, 2011 and for the quarter ended July 3, 2011 filed on August 12, 2011;

•	Our Current Reports on Form 8-K filed with the SEC on January 18, 2011, June 1, 2011, as amended by Form 8-K/A filed on October 13, 2011 and June 3, 2011;

•	The description of our common stock contained in Form 8-A, which we filed with the SEC on October 13, 2006; and

•

Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (other than the portions of those made pursuant to Item 2.02 and Item 7.01 of Form 8-K or other information “furnished” to the SEC), including all filings filed after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offering to which this prospectus relates.

You should only rely on the information contained in this prospectus and the documents incorporated by reference. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later will automatically supersede the information in this prospectus. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to the office of the General Counsel and Secretary, Susser Holdings Corporation, 4525 Ayers Street, Corpus Christi, Texas 78415, Telephone No. (361) 884-2463.

$200,000,000

Susser Holdings Corporation

Common Stock

Debt Securities

Guarantees of Debt Securities

Susser Holdings, L.L.C.

Susser Finance Corporation

Debt Securities

Guarantees of Debt Securities

6,604,882 Shares of Common Stock Offered by the Selling Securityholders

PROSPECTUS

                    , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table. Because expenses relating to any future offering may vary depending on the amount of securities offered and the manner of offer and distribution, all amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$26,617
Legal Fees and Expenses	150,000
Accounting Fees and Expenses	100,000
Printing Expenses	25,000
Miscellaneous (including any applicable listing fees, rating agency fees, trustee fees, FINRA filing fees and transfer agent fees)	50,000

Total	$351,617

Item 15.	Indemnification of Directors and Officers

We maintain insurance providing for indemnification of our officers and directors, managers, partners and members of all registrants and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Delaware Corporations

Susser Holdings Corporation and Susser Finance Corporation (the “Delaware Corporations”) are each corporations organized under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware Corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation’s request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such person actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such person is proper because he has met the applicable standard of conduct (i) by the stockholders, (ii) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (iii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iv) by independent legal counsel in a written opinion, if there are no such disinterested directors, or if such disinterested directors so direct. Section 145 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The certificates of incorporation and bylaws of the Delaware Corporations provide that indemnification shall be to the fullest extent permitted by the Delaware General Corporation Law for all current or former directors or officers of the Delaware Corporations.

As permitted by the Delaware General Corporation Law, the certificates of incorporation of the Delaware Corporations provide that current or former directors of the Delaware Corporations shall have no personal liability to the Delaware Corporations or stockholders thereof for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Delaware Corporations or its stockholders thereof, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which a director derived an improper personal benefit.

The above discussion of the certificates of incorporation of the Delaware Corporations and the DGCL is not intended to be exhaustive and is qualified in its entirety by the certificates of incorporation of the Delaware Corporations and the DGCL.

Delaware LLCs

Susser Holdings, L.L.C., Stripes Holdings LLC and C&G Investments, LLC (the “Delaware LLCs”) are each limited liability companies organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, or the DLLC Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

Article XIX of the limited liability company agreement of Susser Holdings, L.L.C., Section 4.4 of the limited liability company agreement of Stripes Holdings LLC and Article X of the operating agreement of C&G Investments, LLC (collectively, the “Delaware LLC Agreements”) provide that none of the members, any director, any officer or any respective affiliates (each, an “Indemnitee”) shall be liable, in damages or otherwise, to the Delaware LLCs or the member for any act or omission performed or omitted to be performed pursuant to authority granted by the Delaware LLC Agreements, except if such act or omission results from such Indemnitee’s own gross negligence, willful misconduct, criminal conduct, or material breach of the Delaware LLC Agreements. Additionally, each Indemnitee shall be entitled to be indemnified and held harmless to the full extent permitted by the law, against all claims, liabilities and expenses of whatever nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Delaware LLCs, regardless of whether an Indemnitee continues to be an Indemnitee at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the interests of the Delaware LLCs, and (ii) the Indemnitee’s conduct would entitle him to indemnification. The Delaware LLCs will pay expenses (including reasonable attorneys’ fees and disbursements) incurred in defending a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by the Indemnitee to repay such amount if a court of competent jurisdiction determines the Indemnitee is not entitled to be indemnified by the Delaware LLCs as authorized in the Delaware LLC Agreements. These rights of indemnification are in addition to any rights to which such director or officer may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns.

The above discussion of the Delaware LLC Agreements and of the DLLC Act is not intended to be exhaustive and is qualified in its entirety by the Delaware LLC Agreements and the DLLC Act.

Texas Corporations

TCFS Holdings, Inc., Quick Stuff of Texas, Inc. and Town & Country Food Stores, Inc. are corporations organized under the Texas Business Corporation Act (the “TXBCA”) and T&C Wholesale, Inc. is a corporation organized under the Texas Business Organizations Code.

Article 2.02-1 of the TXBCA authorizes a Texas corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative because the person is or was a director. The TXBCA provides that unless a court of competent jurisdiction determines otherwise, indemnification is permitted only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

The articles of incorporation of TCFS Holdings, Inc. provides that the corporation shall indemnify its officers and directors to the full extent provided by the TXBCA. The bylaws of Town & Country Food Stores, Inc. and Quick Stuff of Texas, Inc. provide that officers and directors shall be indemnified by the respective company, subject to certain limitations.

Section 8.051 of the Texas Business Organizations Code (“TBOC”) states that an enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Section 8.101 of the TBOC states that an enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 of the TBOC if it is determined in accordance with Section 8.103 of the TBOC that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.

The bylaws of T&C Wholesale, Inc. provide that officers and directors shall be indemnified by the company, subject to certain limitations.

The above discussion of TCFS Holdings, Inc., Town & Country Food Stores, Inc., T&C Wholesale, Inc. the TXBCA and TBOC is not intended to be exhaustive and is qualified in its entirety by the organizational documents of each of these entities, TXBCA and TBOC.

Texas Limited Partnership

Applied Petroleum Technologies, Ltd, (“APT, Ltd.”) is a limited partnership organized under the laws of the State of Texas. Section 6.5 of the APT, Ltd. partnership agreement provides for indemnification for a director, officer, employee or agent of the partnership if the person’s service is at the request of the partnership. Such indemnification can include expenses, attorneys fees, judgments, fines and amounts paid in settlement and other amounts reasonably incurred in such proceedings provided that such indemnitee acted in good faith and in a matter reasonably believe to be in or not opposed to the best interests of the partnerships provided the conducts was not gross negligence or willful or wanton misconduct. These indemnification rights are in addition to any other rights that the indemnitee is entitled to.

Texas LLCs

APT Management Company, LLC, Corpus Christi Reimco, LLC, GoPetro Transport LLC, SSP BevCo I LLC, SSP BevCo II LLC, SSP Beverage LLC, Stripes Acquisition LLC, Stripes LLC, Stripes No. 1009 LLC, Susser Financial Services LLC, Susser Petroleum Company LLC and TND Beverage LLC (the “Texas LLCs”) are limited liability companies organized under the laws of the state of Texas.

Section 13 of the regulations of APT Management Company, LLC, section 9.9 of the limited liability company agreement of GoPetro Transport LLC, Article VI of the regulations of SSP BevCo I LLC, Article VI of the regulations of SSP BevCo II LLC, Article VI of the regulations of SSP Beverage LLC, section 9.9 of the limited liability company agreement of Stripes Acquisition LLC, section 9.9 of the limited liability company agreement of Stripes LLC, section 9.9 of the limited liability company agreement of Stripes No. 1009 LLC, section 9.9 of the limited liability company agreement of Susser Financial Services LLC, section 13 of the regulations of Susser Petroleum Company, LLC, and section VI of the regulations of TND Beverage LLC, (collectively, the “Texas LLC Agreements”) provide that none of the member, any director, any officer or any respective affiliates (each, an “LLC Indemnitee”) shall be liable, in damages or otherwise, to the Texas LLCs or the member for any act or omission performed or omitted to be performed pursuant to authority granted by the Texas LLC Agreements, except if such act or omission results from such LLC Indemnitee’s own gross negligence, willful misconduct, criminal conduct, or material breach of the Texas LLC Agreements. Additionally, each LLC Indemnitee shall be entitled to be indemnified and held harmless to the full extent permitted by the law, against all claims, liabilities and expenses of whatever nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which an LLC Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Texas LLCs, regardless of whether LLC Indemnitee continues to be an LLC Indemnitee at the time any such liability or expense is paid or incurred, if (i) the LLC Indemnitee acted in good faith and in a manner such LLC Indemnitee reasonably believed to be in, or not opposed to, the interests of the Texas LLCs, and (ii) the LLC Indemnitee’s conduct would entitle him to indemnification. The Texas LLCs will pay expenses (including reasonable attorneys’ fees and disbursements) incurred in defending a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by the LLC Indemnitee to repay such amount if a court of competent jurisdiction determines the LLC Indemnitee is not entitled to be indemnified by the Texas LLCs as authorized in the Texas LLC Agreements. These rights of indemnification are in addition to any rights to which such director or officer may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns. The Texas LLCs may purchase and maintain insurance on behalf of an Indemnitee and other persons against any liability which may be asserted against, or expense which may be incurred by, any such person in connection with activities of the Texas LLCs.

The above discussions of the Texas LLC Agreements, APT, Ltd.’s partnership agreement, and of Texas law is not intended to be exhaustive and is qualified in its entirety by the Texas LLC Agreements, APT, Ltd.’s partnership agreement, the TBOC and the Texas Limited Liability Company Act.

Item 16.	Exhibits

See Exhibit Index attached to this registration statement and incorporated by reference.

Item 17.	Undertakings

(1) The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(4) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) If and when applicable, the undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, State of Texas, on October 18, 2011.

SUSSER HOLDINGS CORPORATION

By:	/s/ E. V. Bonner, Jr.
E. V. Bonner, Jr.
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on October 18, 2011.

Signature	Title

* Sam L. Susser	President & Chief Executive Officer (Principal Executive Officer)

* Mary E. Sullivan	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

* William F. Dawson, Jr.	Director

* David P. Engel	Director

* Bruce W. Krysiak	Director

* Armand S. Shapiro	Director

* Sam J. Susser	Director

* Ronald G. Steinhart	Director

*By:	/s/ E. V. Bonner, Jr.
E. V. Bonner, Jr. Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

Susser Holdings, L.L.C.

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	President, Chief Executive Officer and Manager (Principal Executive Officer)

* Mary E. Sullivan	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* E. V. Bonner, Jr.	Executive Vice President, General Counsel, Secretary and Manager

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

Susser Finance Corporation

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	President and Chief Executive Officer (Principal Executive Officer)

* Mary E. Sullivan	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* E. V. Bonner, Jr.	Director

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

Applied Petroleum Technologies, Ltd.

By:	APT Management Company, LLC, its General Partner

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	President of APT Management Company, LLC

* Mary E. Sullivan	Principal Financial Officer and Principal Accounting Officer

* E. V. Bonner, Jr.	Executive Vice President, General Counsel, Secretary and Manager of APT Management Company, LLC

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

APT Management Company, LLC

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	President (Principal Executive Officer)

* Mary E. Sullivan	Principal Financial Officer and Principal Accounting Officer

* E. V. Bonner, Jr.	Executive Vice President, General Counsel, Secretary and Manager

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

C&G Investments, LLC

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	President and Chief Executive Officer (Principal Executive Officer)

* Mary E. Sullivan	Vice President, Principal Financial Officer and Principal Accounting Officer

* E. V. Bonner, Jr.	Executive Vice President and Manager

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

Corpus Christi Reimco, LLC

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	President (Principal Executive Officer)

* Mary E. Sullivan	Principal Financial Officer and Principal Accounting Officer

* E. V. Bonner, Jr.	Executive Vice President

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

GoPetro Transport LLC

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	Chief Executive Officer and Manager (Principal Executive Officer)

* Mary E. Sullivan	Principal Financial Officer and Principal Accounting Officer

* E. V. Bonner, Jr.	Executive Vice President, General Counsel, Secretary and Manager

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

Quick Stuff of Texas, Inc.

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
President, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* E. V. Bonner, Jr.	Director, President, Secretary and Treasurer

* Mary E. Sullivan	Principal Financial Officer and Principal Accounting Officer

* Rocky B. Dewbre	Executive Vice President

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

SSP Bevco I LLC

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	Manager (Principal Executive Officer)

* Mary E. Sullivan	Principal Financial Officer and Principal Accounting Officer

* E. V. Bonner, Jr.	Manager

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

SSP Bevco II LLC

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	Manager (Principal Executive Officer)

* Mary E. Sullivan	Principal Financial Officer and Principal Accounting Officer

* E. V. Bonner, Jr.	Manager

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

SSP Beverage, LLC

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	Manager (Principal Executive Officer)

* Mary E. Sullivan	Principal Financial Officer and Principal Accounting Officer

* E. V. Bonner, Jr.	Manager

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

Stripes Acquisition LLC

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	President, Chief Executive Officer and Manager (Principal Executive Officer)

* Mary E. Sullivan	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* E. V. Bonner, Jr.	Executive Vice President, General Counsel, Secretary and Manager

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

Stripes Holdings LLC

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	President, Chief Executive Officer and Manager (Principal Executive Officer)

* E.V. Bonner, Jr.	Executive Vice President, General Counsel, Secretary and Manager

* Mary E. Sullivan	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

Stripes LLC

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	Chief Executive Officer and Manager (Principal Executive Officer)

* Mary E. Sullivan	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* E. V. Bonner, Jr.	Executive Vice President, General Counsel and Secretary

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

Stripes No. 1009 LLC

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	Chief Executive Officer and Manager (Principal Executive Officer)

* Mary E. Sullivan	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* E. V. Bonner, Jr.	Executive Vice President, General Counsel, Secretary and Manager

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

Susser Financial Services LLC

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	Chief Executive Officer and Manager (Principal Executive Officer)

* Mary E. Sullivan	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* E. V. Bonner, Jr.	Executive Vice President, General Counsel, Secretary and Manager

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

Susser Petroleum Company LLC

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	Chief Executive Officer and Manager (Principal Executive Officer)

* Mary E. Sullivan	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* E. V. Bonner, Jr.	Executive Vice President, Secretary and Manager

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

T&C Wholesale, Inc.

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	President, Chief Executive Officer and Director (Principal Executive Officer)

* Mary E. Sullivan	Principal Financial Officer and Principal Accounting Officer

* E. V. Bonner, Jr.	Executive Vice President, General Counsel, Secretary and Director

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

TCFS Holdings, Inc.

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	President, Chief Executive Officer and Director (Principal Executive Officer)

* Mary E. Sullivan	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* E. V. Bonner, Jr.	Executive Vice President, General Counsel, Secretary and Director

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

TND Beverage, LLC

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	Manager (Principal Executive Officer)

* Mary E. Sullivan	Principal Financial Officer and Principal Accounting Officer

* E. V. Bonner, Jr.	Manager

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2011.

Town & Country Food Stores, Inc.

By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011:

Name	Title

* Sam L. Susser	President, Chief Executive Officer and Director (Principal Executive Officer)

* Mary E. Sullivan	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* E. V. Bonner, Jr.	Executive Vice President, General Counsel, Secretary and Director

*By:	/s/ E. V. BONNER, JR.
E. V. Bonner, Jr.
Attorney in Fact

Exhibit Index

Exhibit Description	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Susser Holdings Corporation (filed as Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q for the period ended October 1, 2006 and incorporated by reference herein)

3.2	Amended and Restated Bylaws of Susser Holdings Corporation (filed as Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q for the period ended October 1, 2006 and incorporated by reference herein)

3.3	First Amendment to the Amended and Restated Bylaws of Susser Holdings Corporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 17, 2007 and incorporated by reference herein)

4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to the Susser Holdings Corporation Registration Statement on Form S-1 initially filed on May 12, 2006, as amended, and incorporated by reference herein)

4.2†	Form of Indenture

4.3*	Form of Debt Security

4.4*	Form of Guarantee

5.1†	Opinion of Weil, Gotshal & Manges LLP

5.2††	Opinion of Weil, Gotshal & Manges LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2†	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

23.3††	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.2)

24.1†	Power of Attorney (included on the signature pages)

24.2††	Power of Attorney (included on the signature pages)

25.1**	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Indenture with respect to the Debt Securities

*	To be filed, if necessary, by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be filed separately, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
†	Incorporated by reference to the registrants’ registration statement on Form S-3 (File No. 162851) filed November 3, 2009.
††	Incorporated by reference to the registrants’ registration statement on Form S-3 (File No. 177265) filed October 12, 2011.